EXHIBIT 10.19

                                      NOTE

$52,000                                              Date: February 21, 2001


     FOR VALUE RECEIVED, John Kulina, Jr. , the undersigned ("Payor"), hereby promises to pay to the order of Digi Link Technologies, Inc., (Holder"), the principal amount of $52,000.00, payable twenty four (24) months after the date first set forth above. The principal amount hereof from time to time outstanding shall bear interest at the rate of six percent (6%) per annum, payable on the date set forth above. All payments hereunder shall be in lawful money of the United States of America at the address of the Holder hereof or at such address as shall be specified by the Holder to John Kulina, Jr.

     If any default shall be made in the payment of interest or principal, then the Holder, by written notice to the Payor, may exercise all of its rights under the Pledge Agreement of Peter Jegou of even date herewith, ("Pledge Agreement") securing this Note unless within five (5) business days after such notice the default shall be cured by Payor. Such notice shall be deemed given three (3) days after having been deposited in the United States Mail properly addressed and sent by registered mail to the particular addressee, return receipt requested.

     Prepayments may be made in this note voluntarily at any time and from time to time, without penalty.




                                                     BY: /s/:  John Kulina, Jr.
                                                     --------------------------
                                                               John Kulina, Jr.

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